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                                                                   Exhibit 23.1


                        Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 25, 2003 related to the combined financial statements of Trump Casino Holdings, LLC for the year ended December 31, 2002, included in the Registration Statement (Amendment Number 2 to Form S-1 No. 333-105760) and related Prospectus of Trump Casino Holdings, LLC for the registration of 17 5/8% Second Priority Mortgage Notes due 2010.



                                          /S/  ERNST & YOUNG LLP
Philadelphia, Pennsylvania

July 17, 2003